1 Newtek Bank, N.A. Achieves 11.7% Deposit Growth in the Third Quarter 2024 Business Core Deposits Expected to Increase by 45% Boca Raton, FL October 8, 2024 - NewtekOne, Inc. (NASDAQ: NEWT) announced today that it expects to report deposits at Newtek Bank, N.A. of $742 million as of September 30, 2024; an expected sequential increase of 11.7% over $664 million at June 30, 2024, and an increase of 43% over $519 million at December 31, 2023. Insured deposits are expected to represent approximately 75% of total deposits at September 30, 2024. In the all-important category of business core deposits, we expect to finish the third quarter 2024 at $119 million; an increase of $37 million, or 45%. Deposits received from our lending clients are expected to finish the third quarter 2024 at $78 million, an increase of $30 million sequentially from the prior quarter. Barry Sloane, President, Chairman and CEO commented, “We are pleased that we continue to show deposit growth sequentially from the second quarter of 2024 through the third quarter of 2024. When Jennifer Merritt joined Newtek Bank as Chief Operating Officer of Digital Banking in November 2023, we knew we had many things to implement to be able to capitalize on our tens of thousands of existing business customers that utilize NewtekOne one for commercial loans, payroll processing, merchant services, IT solutions, and /or personal and commercial lines insurance agency. As we have said before, National Bank of New York City (“NBNYC”), acquired by NewtekOne in January 2023, was a sixty-year-old one branch bank with traditional ways of banking, i.e., customers going into the branch, signing paperwork, and opening consumer or commercial bank accounts. Our efforts to grow the staff of Newtek Bank from 21 to 358 employees today and integrate new business processes and procedures to capitalize on NewtekOne’s existing relationships, and business and financial solutions has been and remains an important part of our strategy. Developing and acquiring the right software, establishing policies and procedures, and acquiring staff to scale to be able to open accounts, document, surveil and provide client service to approximately 10,000 accounts currently, up from approximately 1,400, when we acquired NBNYC, is no small feat. In addition, Newtek Bank’s hiring of an experienced Compliance officer, BSA officer and risk officer has all been instrumental to being able to open

2 accounts, document them properly, survey activity, and provide client services which are all part of a successful deposit-gathering strategy. It is important to note that deposit growth will be based on our deposit-gathering strategy, which, in addition to consumer high savings accounts, will be focused on business checking and business money market which are at much lower cost. The growth rate of all deposits sequentially was 11.7% from June 30, 2024, to September 30, 2024, and we expect business core deposits to finish the third quarter 2024 at $119 million; an increase of $37 million, or 45%. We will soon launch and announce our newest marketing and product initiative called Newtek Zero-Fee BankingTM; please visit www.Newtekbank.com to see our Newtek Zero-Fee CalculatorTM. We are excited about this product launch and offering a deposit comparison calculator so that our prospective future clients can see that their current banking relationship has inferior attributes, versus banking with Newtek Bank. We look forward to reporting our third quarter 2024 earnings results on November 6, 2024.” About NewtekOne, Inc. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries (collectively, “NewtekOne”), provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to independent business owners across all 50 states to help them grow their sales, control their expenses and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.

3 Newtek®, NewtekOne®, Newtek Bank®, National Association, Your Business Solutions Company®, One Solution for All Your Business Needs® and Newtek Advantage are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. Information regarding the Company’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio and balance sheet data consists of preliminary estimates and are subject to change with our filings with regulatory agencies and the filing of the Company's Form 10-Q for the quarterly period ended September 30, 2024. These statements and other forward- looking statements herein are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Jayne Cavuoto Telephone: (212) 273-8179 / jcavuoto@newtekone.com